EXHIBIT       23.1


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption  "Experts" in
the  Prospectus   (the   "Prospectus"), which Prospectus is a part of the
registration statement on Form S-3 (File No. 333-3890-01), of Highwoods/Forsyth Limited Partnership relating to the sale of $100,000,000 _____% Notes due December 1, 2003 and $100,000,000 _____% Notes due December 1, 2006. We also consent to the incorporation by reference therein of our reports (a) dated February 2, 1996 with respect to the consolidated financial statements and schedule of Highwoods Properties, Inc., included in its Annual Report
(Form 10-K) for the year ended December 31, 1995 (as amended on Form 10-K/A dated June 3, 1996 and June 18, 1996) and (b) dated January 16, 1996 with respect to the audited Statement of Revenue and Certain Expenses of TBC
Parkway Plaza, Inc. for the year ended December 31, 1994, included in its Current Report on Form 8-K dated December 18, 1995, (c) dated July 18,
1995 with respect to the Audited Combined Statement of Revenue and Certain Expenses of the Acquired Properties for the year ended December 31, 1994, included in its Current Report on Form 8-K dated July 12, 1995 (as amended on Form 8-K/A on September 6, 1995 and June 3, 1996), (d) dated April 17, 1996 with respect to the combined audited financial statements and schedule of Eakin & Smith for the year ended December 31, 1995 included in its Current Report on Form 8-K/A dated April 1, 1996 as amended on June 3, 1996 and June
18, 1996 and (e) dated February 26, 1996 with respect to the audited Historical Summary of Gross Income and Direct Operating Expenses for certain properties owned by Towermarc Corporation for the year ended December 31, 1995 included in its Current Report on Form 8-K/A dated April 29, 1996 as amended on June 3, 1996 and June 18, 1996, all filed with the Securities and Exchange Commission.



                                                              ERNST & YOUNG LLP

Raleigh, North Carolina
November 14, 1996




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